Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Roadzen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Ordinary Shares, $0.0001 par value	457(h)	13,864,557	(3)	$1.50	$20,796,835.50	.00013810	$2,872.04
	Equity	Ordinary Shares, $0.0001 par value	457(h)	2,772,911	(4)	$1.50	$4,159,366.50	.00013810	$574.41

		Total Offering Amounts		16,637,468			$24,956,202.00	.00013810	$3,446.45
		Total Fees Offsets							$0.00
		Net Fee Due							$3,446.45

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement (this “Registration Statement”) shall also cover an indeterminate number of additional ordinary shares (“Ordinary Shares”), par value $0.0001 per share, of Roadzen Inc. (the “Registrant”) that become issuable under Roadzen Inc. 2023 Omnibus Incentive Plan (the “Incentive Plan”) and Roadzen Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Market on November 25, 2025.

(3)	Represents Ordinary Shares issuable under the Incentive Plan, including 1) 6,844,082 Ordinary Shares available for issuance following the consummation of the business combination by and among the Registrant, Roadzen, Inc., a Delaware corporation, and Vahanna Merger Sub Corp., a Delaware corporation, on September 20, 2023 (the “Business Combination”); 2) 3,422,041 Ordinary Shares available for issuance beginning with calendar year 2024; and 3) 3,598,434 Ordinary Shares available for issuance beginning with calendar year 2025.

(4)	Represents Ordinary Shares issuable under the ESPP, including 1) 1,368,816 Ordinary Shares available for issuance following the consummation of the Business Combination; 2) 684,408 Ordinary Shares available for issuance beginning with calendar year 2024; and 3) 719,687 Ordinary Shares available for issuance beginning with calendar year 2025.